Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated February 23, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appear in ONE Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the section entitled “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 27, 2017